                                  EXHIBIT 10.3

NEITHER THIS NOTE (AS DEFINED BELOW) NOR ANY INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAKER REPRESENTATIVE (AS HEREINAFTER DEFINED), WHICH CONSENT MAY BE WITHHELD IN THE SOLE DISCRETION OF THE MAKER
REPRESENTATIVE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. WITHOUT IN ANY WAY LIMITING THE TERMS OF THE FOREGOING PARAGRAPH, NO INTEREST IN THIS NOTE MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THE MAKER REPRESENTATIVE RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS NOTE SATISFACTORY TO THE MAKER REPRESENTATIVE STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (B) THE MAKER REPRESENTATIVE OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

                         NON-NEGOTIABLE PROMISSORY NOTE

$10,000,000.00                                                     June 20, 2006
                                                               Chicago, Illinois

     FOR VALUE RECEIVED, each of undersigned (collectively, the "Makers" and each individually a "Maker") hereby jointly and severally promises and agrees to pay to the United States Gypsum Asbestos Personal Injury Settlement Trust (the "Holder") the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) on or before December 31, 2006 (the "Maturity Date"), together with interest on the unpaid principal sum from (and including) the date hereof until (but excluding) the date upon which the principal hereof is paid in full, at a fixed per annum rate equal to the 90 day LIBO Rate for U.S. Dollars as of the Effective Date (as set forth on the Bloomberg Financial Markets system), plus .40%, in each case, as hereinafter provided. Interest hereunder shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. References in this Non-Negotiable Promissory Note (this "Note") to the "Plan" mean that certain Joint Plan of Reorganization of USG Corporation and the other Makers filed with the United States Bankruptcy Court for the District of Delaware on April 5, 2006 (as amended from time to time), together with the exhibits and schedules thereto. This Note is the "Note" referred to in such Plan.

1.   Payment Obligations.

     (a) Principal and Interest. The principal amount of this Note shall be payable in full by no later than the Maturity Date. Interest on the unpaid principal amount of this Note shall begin to accrue on the date hereof and all accrued and unpaid interest shall be due and payable on the Maturity Date. Payments of principal and interest shall be made in lawful money of the United States of America by (i) check or (ii) wire transfer of immediately available funds to such bank account of the Holder as the Holder may designate from time to time by at least thirty (30) days' prior written notice to the Maker Representative. Any payment (excluding any prepayment) on or in respect of this Note shall be applied first to accrued but unpaid interest and then to the principal balance hereof. The unpaid principal may, at the option of the Makers, be prepaid, in whole or in part, at any time without premium or penalty, through the payment of an amount equal to 100% of the principal amount being prepaid, together with all accrued and unpaid interest on this Note to (but excluding) the date of the prepayment. At such time as this Note is paid or prepaid in full, it shall be surrendered to the Maker Representative (or any of the other Makers) and cancelled and shall not be reissued. Anything in this Note to the contrary notwithstanding, any payment that is due on a date other than a Business Day (as hereinafter defined) shall be made on the next succeeding Business Day (and such extension of time shall not be included in the computation of interest). As used in this Note, the term "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized by law to be closed.

     (b) USG Corporation (the "Parent") is entering into a Pledge Agreement regarding Non-Contingent Note on the date hereof (the "Pledge Agreement") pursuant to which it has agreed under certain circumstances to secure the payment obligations of the Makers under this Note (the "Payment Obligations"). The Pledge Agreement provides that, upon the demand therefor by the Holder to the Parent following the occurrence and during the continuance of an Event of Default (as hereinafter defined) pursuant to Section 2(a)(i), the Parent shall grant to the Holder a security interest in that number of shares of previously authorized but unissued common stock (other than treasury stock) of the Parent that would entitle the Holder to 51% of the aggregate voting power of all such outstanding common stock on a fully-diluted basis after giving effect to such pledge (the "Collateral").

2.   Events of Default and Remedies.

     (a) Events of Default. So long as this Note has not been paid in full, each of the following events will constitute an "Event of Default":

          (i) any default in the payment of the principal or accrued interest payable under this Note, as and when the same shall become due and payable;

          (ii) commencement of an involuntary case or other proceeding against any Maker seeking (A) liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) the appointment of a receiver, liquidator, custodian or trustee of any Maker or for all or substantially all the property and other assets of any Maker or (C) the winding up or liquidation of the affairs of any Maker, if, in the case of any of (A), (B) or

               (C) above, such case or proceeding shall remain unstayed and undismissed for a period of sixty (60) days; or

          (iii) (A) commencement of a voluntary case by any Maker under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) consent by any Maker to the entry of an order for relief in an involuntary case against such Maker under any such law, (C) consent by any Maker to the appointment or taking possession by a receiver, liquidator, custodian or trustee of such Maker or for all or substantially all its assets or (D) a general assignment by any Maker for the benefit of its creditors.

     (b) Remedies. If an Event of Default specified in Section 2(a)(i) shall occur, then the Holder may, by written notice to the Maker Representative (a "Default Notice"), so long as the Event of Default is continuing, declare all unpaid principal and accrued and unpaid interest under this Note immediately due and payable without further presentment, demand, protest or further notice, all of which are hereby expressly waived by the Makers. If any Event of Default specified in Section 2(a)(ii) or (iii) shall occur, then, without any notice to the Makers or any other act by the Holder, the entire principal amount of this Note (together with all accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Makers.

3. Waivers; Amendments. Except as set forth in Sections 2(a)(i) and 2(b), to the extent permitted by applicable law, each Maker hereby expressly waives demand for payment, presentment, notice of dishonor, notice of intent to demand, notice of acceleration, notice of intent to accelerate, protest, notice of protest and diligence in collecting and the bringing of suit against any such Maker with respect to this Note. Each Maker agrees that the Holder may extend the time for repayment or accept partial payment an unlimited number of times without discharging or releasing any of the Makers from their respective obligations (including the Payment Obligations) under this Note. No delay or omission on the part of the Holder in exercising any power or right in connection herewith shall operate as a waiver of such right or any other right under this Note, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Note, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the person (or such person's attorney-in-fact) against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4. No Recourse Against Individuals. No director, officer, employee, manager, shareholder, member, partner or representative of any of the Makers (in each case, in such person's capacity as such) shall have any personal liability in respect of any obligations (including the Payment Obligations) of the Makers under this Note, or for any claim based on, with respect to, or by reason of such obligations or their creation, by reason of his/her or its status as such. By accepting this Note, the Holder hereby waives and releases all such liability. Such waiver and release is part of the consideration for the issue of the Note by the Makers.

5.   Joint and Several Liability; Limitations.

(a) Subject to the terms and conditions of this Note, all Payment Obligations of the Makers hereunder shall be joint and several.

(b) Notwithstanding any provisions of this Note to the contrary, it is intended that the joint and several nature of the Payment Obligations of the Makers hereunder not constitute a "Fraudulent Conveyance" (as hereinafter defined). Consequently, the Holder hereby agrees that if the Payment Obligations of a Maker would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Payment Obligations of such Maker shall be valid and enforceable only to the maximum extent that would not cause such Payment Obligations to constitute a Fraudulent Conveyance, and the Payment Obligations of such Maker and this Note shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time, including, without limitation, the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code").

(c) The Makers shall not exercise any rights which they may acquire by way of subrogation to the rights of the Holder or any rights of contribution or indemnity from any other Maker, in each case, hereunder until all the Payment Obligations of the Makers shall have been paid in full.

6. Certain Representations. Each Maker each hereby represents, solely as to itself, that: (a) such Maker is duly incorporated, validly existing and in good standing under the laws of its organization and has full corporate power and authority to execute and deliver this Note; (b) such Maker's execution and delivery of this Note has been duly authorized by all necessary corporate action on its part; and (c) this Note constitutes a legal, valid and binding obligation of such Maker, enforceable against such Maker in accordance with the terms hereof, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance and other laws of general applicability relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7. Prohibition on Assignment. Neither this Note nor any interest herein may be sold, distributed, assigned, offered, pledged or otherwise transferred without the prior written consent of the Maker Representative, which consent may be withheld in the sole discretion of the Maker Representative. The Holder understands that none of this Note, the Pledge Agreement or the Collateral have been registered, and in no event shall the Makers be required to register any of the foregoing, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. As such, without limiting the provisions of the first sentence of this Section 7 in any way, any sale, distribution, assignment, offering, pledge or other transfer of this Note may only be effected in a transaction that is exempt from registration under the Securities Act and applicable state securities laws, as evidenced by a legal opinion from legal counsel to the Holder, which, in each of the case of such legal opinion and legal counsel, are reasonably acceptable to the Maker Representative.

8. Entire Agreement. This Note, the Pledge Agreement and the Plan constitute the entire agreement and understanding among the Holder and the Makers with respect to the subject matter of this Note and supersede all prior agreements and understandings, oral or written, among or binding upon such parties with respect to the subject matter of this Note.

9.   Appointment of Maker Representative; Notices.

(a) Each Maker hereby designates the Parent as its representative, agent and attorney-in-fact to act as specified herein for and on behalf of such Maker (in such capacity, the "Maker Representative"). Each Maker hereby authorizes the Maker Representative to take such actions on its behalf under the terms of this Note and the Pledge Agreement and to exercise such powers and perform such duties hereunder and thereunder as are specified in such agreements or are reasonably incidental thereto, including the giving and receiving of all notices, consents, acquittances and agreements and taking all other actions (including in respect of compliance with covenants), in each case, on behalf of the Makers under this Note and the Pledge Agreement. The Maker Representative hereby accepts such appointment. The Holder shall be entitled to rely on all notices, requests, consents, certifications and/or authorizations or other similar acts delivered or taken by the Maker Representative for or on behalf of any Maker pursuant hereto or the Pledge Agreement without inquiry, as if such notices, requests, consents, certifications and/or authorizations or other similar acts were delivered or taken directly by any such Maker. Each agreement, undertaking, notice or consent made or given on behalf of a Maker by the Maker Representative shall be deemed for all purposes to have been made or given by such Maker and shall be binding upon and enforceable against such Maker to the same extent as it if the same had been made directly by such Maker.

(b) All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight-delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight-delivery service (with charges prepaid). Any such notice shall be sent:

          (i) if to the Holder, at such address as the Holder shall have specified to the Makers in writing; or

          (ii) if to any Maker, to the Maker Representative, c/o USG Corporation, 125 South Franklin Street, Chicago, Illinois 60606,
               Attention: Corporate Secretary, or to such other address as the Maker Representative may hereafter specify for itself to the Holder in writing; with a copy to Jones

               Day, 77 West Wacker Drive, Chicago, Illinois 60601, Attention:
               Brad B. Erens, or to such other address as Jones Day shall have specified to the Holder in writing.

10. Captions; Interpretation. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Note. Except where the context otherwise requires, the defined terms used in this Note shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall" and both "will" and "shall" are used in the mandatory and imperative sense. The word "may" means is authorized or permitted to, while "may not" means is not authorized or permitted to. Unless the context otherwise requires: (i) any definition of or reference to any agreement or other document herein shall be construed as referring to such agreement or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or therein); (ii) any reference herein to the subsidiaries of any entity shall be construed to include such entity's direct and indirect subsidiaries;
     (iii) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (iv) all references herein to sections shall be construed to refer to sections of this Note.

11. Severability. If any provision contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Note, and in either case the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

12. Governing Law. The construction, validity and enforceability of this Note shall be governed by the substantive laws of the State of Delaware, without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.

                                      * * *

                                        MAKERS:

                                        USG CORPORATION
                                        UNITED STATES GYPSUM COMPANY
                                        USG INTERIORS, INC.
                                        USG INTERIORS INTERNATIONAL, INC.
                                        L&W SUPPLY CORPORATION
                                        BEADEX MANUFACTURING, LLC
                                        B-R PIPELINE COMPANY
                                        LA MIRADA PRODUCTS CO., INC.
                                        USG INDUSTRIES, INC.
                                        USG PIPELINE COMPANY
                                        STOCKING SPECIALISTS, INC.


                                        By: /s/ Richard H. Fleming
                                            ------------------------------------
                                        Name: Richard H. Fleming
                                        Title: In the capacity listed on
                                               Schedule I hereto with respect
                                               to each entity listed above

                       [Signature Page to Promissory Note]

                                   Schedule I

                        Capacities of Richard H. Fleming

              MAKER                              CAPACITY
              -----                              --------
USG CORPORATION                     EXECUTIVE VICE PRESIDENT AND
                                    CHIEF FINANCIAL OFFICER
UNITED STATES GYPSUM COMPANY        VICE PRESIDENT AND ASST. TREASURER
USG INTERIORS, INC.                 VICE PRESIDENT AND ASST. TREASURER
USG INTERIORS INTERNATIONAL, INC.   VICE PRESIDENT
L&W SUPPLY CORPORATION              VICE PRESIDENT AND ASST. TREASURER
BEADEX MANUFACTURING, LLC           VICE PRESIDENT
B-R PIPELINE COMPANY                VICE PRESIDENT
LA MIRADA PRODUCTS CO., INC.        VICE PRESIDENT
USG INDUSTRIES, INC.                VICE PRESIDENT
USG PIPELINE COMPANY                VICE PRESIDENT
STOCKING SPECIALISTS, INC.          VICE PRESIDENT


                                       8